Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 22, 2015, in the Registration Statement (Form S-1) and related Prospectus of PharMEDium Healthcare Holdings, Inc. dated August 31, 2015.

/s/ Ernst & Young LLP

Chicago, Illinois

August 31, 2015